EXHIBIT 99
First Franklin Corporation
4750 Ashwood Drive Cincinnati, Ohio 45241
(513) 469-5352 Fax (513) 469-5360
October 19, 2007
Cincinnati, Ohio
First Franklin Corporation (FFHS) Announces Earnings
First Franklin Corporation (FFHS, NASDAQ), the parent of Franklin Savings and Loan Company, Cincinnati, Ohio today announced that net income was $104,000 ($0.06 per basic share) for the third quarter of 2007 and $367,000 ($.22 per basic share) for the nine months ended September 30, 2007. This compares to earnings of $69,000 ($0.04 per basic share) for the third quarter of 2006 and $824,000 ($0.49 per basic share) for the nine months ended September 30, 2006.
During the second quarter of 2006, the Company sold approximately 50% of its Financial Institution Partners III, L.P. investment, for which it received $1.35 million and recorded an after-tax profit of approximately $380,000 ($0.23 per basic share).
Franklin Savings has eight locations in Greater Cincinnati. The Corporation’s common stock is traded on the Nasdaq Global Market under the symbol “FFHS”.

CONTACT:	Thomas H. Siemers
President and CEO
(513) 469-5352